Exhibit 10.1

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (this “Amendment”) is dated as of the 11th day of May, 2005, by and between ARE-500 Arsenal Street, LLC, a Delaware limited liability company (“Landlord”) and Acusphere, Inc., a Delaware corporation (“Tenant”).

A.                                   Landlord and Tenant are parties to that certain Lease, dated as of March 30, 2001 (the “Original Lease”).  Pursuant to the Original Lease, Landlord agreed to lease to Tenant, and Tenant leased from Landlord, certain premises located in the building known as 500 Arsenal Street, Watertown, Massachusetts, as further identified in the Original Lease, subject to the terms and conditions more particularly set forth in the Original Lease.  The Original Lease, as amended by this Amendment, is sometimes referred to herein as the “Lease”.

B.                                     Landlord and Tenant now desire to extend the Base Term of the Lease, and Landlord desires to permit Tenant to construct certain improvements to the Premises and to cause other changes to the Lease in accordance with the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Amended Definitions.  Commencing on the date of this Amendment and continuing throughout the Term of this Lease, the definition of “Base Term” set forth in the Original Lease is hereby deleted and the following new definition is added to the Lease:

Base Term:	Beginning on the Commencement Date and ending on June 30, 2012.

2.                                       Base Term.  Commencing as of the date hereof, all references in the Lease to “Base Term” shall be deemed to mean the Base Term as defined in Paragraph 1 of this Amendment.

3.                                       Tenant Improvements.  Landlord has previously reviewed and approved Tenant’s plans for Tenant’s proposed additional Tenant Improvements to the Premises.  To facilitate Tenant’s construction of such Tenant Improvements, Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) in an amount not to exceed $270,000.00.  Such Tenant Improvements shall be constructed and the TI Allowance shall be disbursed in accordance with a work letter to be entered into by Landlord and Tenant in substantially the form attached hereto as Exhibit A.

4.                                       Broker.  Each party represents and warrants to the other that it has not dealt with any broker or person in connection with this Amendment.  Each party hereby indemnifies and agrees to defend and hold the other party harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with such party in connection with this Amendment and for any and all costs incurred in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements.

5.                                       Miscellaneous.   All other terms and conditions of the Original Lease, as amended hereby, remain in full force and effect, as so amended.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Lease.  The recitals set forth above are specifically incorporated into the body of this Amendment and shall be binding upon the parties hereto.  Except as expressly amended hereby, all of the terms and conditions of the Lease remain unchanged and in full force and effect.  This Amendment is deemed incorporated into the Lease by reference as of the date hereof; provided, however, in the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.  This Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal as of the day and year first above written.

LANDLORD:

ARE-500 Arsenal Street, LLC,
a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership, managing member

By: ARE-QRS Corp., general partner

By:	/s/	Jennifer Pappas
Name:		Jennifer Pappas
Title:		V.P. and Assistant Secretary

TENANT:

Acusphere, Inc., a Delaware corporation

By:	/s/	John F. Thero
Name:		John F. Thero
Title:	Senior Vice President and Chief Financial Officer

Exhibit A

WORK LETTER

THIS WORK LETTER dated as of May 11, 2005 (this “Work Letter”) is made and entered into by and between ARE-500 Arsenal Street, LLC, a Delaware limited liability company (“Landlord”), and Acusphere, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of March 30, 2001, as amended by that certain Amendment to Lease dated as of May 11, 2005 (as so amended, the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.                                       General Requirements.

(a)                                  Tenant’s Authorized Representative.  Tenant designates David Plante and John Thero (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.  No period set forth herein for any approval of any matter by Tenant’s Representative shall be extended by reason of any change in Tenant’s Representative.  Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b)                                 Landlord’s Authorized Representative.  Landlord designates Tim White and Tom Andrews (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.  No period set forth herein for any approval of any matter by Landlord’s Representative shall be extended by reason of any change in Landlord’s Representative.  Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c)                                  Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that Landlord has selected, and Tenant has approved, The Richmond Group to design and construct the Tenant Improvements.

2.                                       Tenant Improvements.

(a)                                  Tenant Improvements Defined.  As used herein, “Tenant Improvements” shall mean all improvements to the Project desired by Tenant of a fixed and permanent nature as set forth on the TI Construction Drawings (as hereinafter defined).  Other than the Tenant Improvements, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b)                                 Approval and Completion.  Landlord has previously reviewed and approved Tenant’s plans with regard to the Tenant Improvements (such plans being referred to herein as the “TI Construction Drawings”).  Any changes to the TI Construction Drawings after the date hereof requested by Tenant shall be processed as provided in Section 4 hereof.

3.                                       Performance of Landlord’s Work.

(a)                                  Definition of Landlord’s Work.  As used herein, “Landlord’s Work” shall mean the work of constructing the Tenant Improvements.

(b)                                 Commencement and Permitting of Landlord’s Work.  Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant.  The cost of obtaining the TI Permit shall be payable from the TI Fund (as hereinafter defined).  Tenant shall assist Landlord in obtaining the TI Permit.  If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof which:  (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c)                                  Completion of Landlord’s Work.  Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion”).  For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices which are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.  Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises.  If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund.  Landlord shall diligently pursue any claims arising out of latent defects in the Project.  Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(d)                                 Selection of Materials, Etc.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be within Landlord’s sole discretion.  As to all building materials and equipment which Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole discretion.

4.                                       Changes.  Any changes requested by Tenant to the Tenant Improvements after the date hereof shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

(a)                                  Tenant’s Right to Request Changes.  If Tenant shall request changes to Landlord’s Work (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant’s Representative.  Landlord shall, before proceeding with any Change, use its best efforts to respond to Tenant as soon as is reasonably possible with an estimate of:  (i) the time it will take, and (ii) the architectural and engineering fees and costs which will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented).  Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete.  Landlord shall not be liable to Tenant for any delay in Substantial Completion of Landlord’s Work arising from any such Change.

(b)                                 Implementation of Changes.  If Tenant:  (i) approves in writing the cost or savings and any delay in Substantial Completion arising from such Change, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted.

5.                                       Costs.

(a)                                  Budget For Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of Tenant’s Work (the “Budget”).  The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 3% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of Tenant’s Work, which sum shall be payable from the TI Fund.  Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund.  If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5(d).

(b)                                 TI Allowance.  Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) in an amount not to exceed $270,000.00.  The TI Allowance shall be disbursed in accordance with this Work Letter.  Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(b) or (ii) any Changes pursuant to Section 4.

(c)                                  Costs Includable in TI Fund.  The TI Fund shall be used solely for the payment of design and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, and the cost of Changes (collectively, “TI Costs”).  Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not be limited to, biological safety cabinets and other scientific equipment not incorporated into the Improvements.

(d)                                 Excess TI Costs.  It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance.  If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”).  If Tenant fails to deposit, or is late in depositing, any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent.  Such Excess TI Costs, together with the remaining TI Allowance, is herein referred to as the “TI Fund.”  Funds so deposited by Tenant shall be the first thereafter disbursed to pay TI Costs.  Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs in excess of the TI Allowance.  If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

6.                                       Miscellaneous.

(a)                                  Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)                                 Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c)                                  Counterparts.  This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

(d)                                 Governing Law.  This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

(e)                                  Time of the Essence.  Time is of the essence of this Work Letter and of each and all provisions thereof.

(f)                                    Default.  Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period Tenant is in Default under the Lease.

(g)                                 Severability.  If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

(h)                                 Merger.  All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

(i)                                     Entire Agreement.  This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof.  This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

ARE-500 Arsenal Street, LLC,
a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership, managing member

By: ARE-QRS Corp., general partner

By:	/s/	Jennifer Pappas
Name:		Jennifer Pappas
Title:		V.P. and Assistant Secretary

TENANT:

Acusphere, Inc., a Delaware corporation

By:	/s/	John F. Thero
Name:		John F. Thero
Title:	Senior Vice President and Chief Financial Officer